Exhibit 10.7

Execution Version

SSE Holdings, LLC
Unit Appreciation Rights Plan

Article I

Purposes

The purposes of the Plan are to foster and promote the long-term financial success of the Company and its Affiliates and to materially increase the economic value of the Company by (a) motivating superior performance by Participants by means of performance-related incentives and (b) enabling the Company and its Affiliates to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Article II

Definitions, Etc.

Section 2.01                             Certain Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)                                 “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person.  For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling” and “controlled”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, the Company and USHG shall be deemed to be Affiliates for purposes of this Plan.

(b)                                 “Award Agreement” means an Award Agreement, substantially in the form attached hereto as Annex A or such other form as the Committee shall approve, to be entered into by the Company and a Participant to evidence the grant of a Unit Appreciation Right to such Participant pursuant to Article VI.

(c)                                  “Base Amount” means an amount per Unit determined by the Committee on the grant date of the Unit Appreciation Right.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Capital Contribution” shall have the same meaning as set forth in the Operating Agreement.

(f)                                   “Change of Control” means, with respect to the Company, the first to occur after the adoption of the Plan by the Board of any of the following:

(i)                                     a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (b) Meyer or any Meyer Affiliated Parties, becomes the “beneficial owner” (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;

(ii)                                  the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Meyer and/or any Meyer Affiliated Parties, of all or substantially all of the Company’s assets during any period of 12 consecutive months; or

(iii)                               a merger or consolidation involving the Company, other than a merger or consolidation (a) in which the equityholders of the Company immediately prior to such merger or consolidation, own immediately following such merger or consolidation, at least 50% of the voting power of the surviving entity or (b) with an entity in which Meyer and/or any Meyer Affiliated Parties beneficially own more than 50% of the voting securities.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to occur upon the occurrence of an IPO, or if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(h)                                 “Company” means SSE Holdings, LLC, a Delaware limited liability company, and any successor thereto.

(i)                                     “Committee” means the Compensation Committee of the Board (or such other committee of the Board as the Board shall designate) or, if no such committee is then serving, the Board.

(j)                                    “Employee” means any manager, officer or key employee of, or consultant to, the Company or any Subsidiary thereof.

(k)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)                                     “Fair Market Value” means, as of any date, with respect to the Units, the per Unit fair market value on such date as determined by the Committee in its sole discretion.

(m)                             “IPO” means any firm commitment underwritten initial public offering of equity securities of the Company or any successor thereto (including any holding company formed for purposes of effecting any such transaction) pursuant to a registration statement declared effective by the Securities and Exchange Commission (other than a Form S-8 or similar form) and following which such equity securities are listed on a national or international securities exchange.

(n)                                 “Member” shall have the same meaning as set forth in the Operating Agreement.

(o)                                 “Membership Interest” shall have the same meaning as set forth in the Operating Agreement.

(p)                                 “Meyer” means Daniel Meyer, the Chairman of the Board and the Chief Executive Officer of USHG as of the date of the Plan’s adoption by the Board.

(q)                                 “Meyer Affiliated Parties” means (i) Meyer’s spouse, (ii) any minor descendants of Meyer, (iii) any trust as to which Meyer has the right to direct the vote of securities held by such trust, (iv) any corporation, partnership, or limited liability company controlled by Meyer or as to which Meyer otherwise has the right to direct the vote of securities held by such entity and (v) as of February 4, 2011 each (A) owner of more than 5% of the Company’s voting securities, (B) member of USHG and their respective Affiliates and (C) partner of SEG Partners, L.P., SEG Partners II, L.P. or SEGPO Investment Corp. LLC, and their respective Affiliates.

(r)                                    “Operating Agreement” means the Second Amended and Restated Limited Liability Company Operating Agreement of SSE Holdings, LLC, dated as of February 4, 2011, as amended and/or restated from time to time.

(s)                                   “Participant” means any Employee designated by the Committee to receive a Unit Appreciation Right under the Plan.

(t)                                    “Person” means any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, firm, association, unincorporated organization, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

(u)                                 “Plan” means this SSE Holdings, LLC Unit Appreciation Rights Plan, as amended.

(v)                                 “Qualifying Transaction” means, with respect to the Company, the first to occur after the adoption of the Plan by the Board of any of the following:

(i)                                     a Change of Control; or

(ii)                                  an IPO.

(w)                               “Qualifying Transaction Price” means, as determined by the Board in its sole discretion (i) in the event of a Change of Control, the amount in cash, securities or other property (as determined by the Board in its sole discretion) that would be payable to a Member in respect of one Unit in connection with such Change of Control (for the avoidance of doubt, including any amounts payable upon the release of any escrow funds, holdbacks, earnouts or similar post-closing payments) assuming that each Unit deemed covered by a Unit Appreciation Right that has not been terminated or forfeited prior to such Change of Control was outstanding and the Base Amount thereof was paid to the Company in cash and (ii) in the case of an IPO, the Fair Market Value of one Unit assuming that each Unit deemed covered by a Unit Appreciation Right that has not been terminated or forfeited prior to the date of the IPO was outstanding and that the Base Amount thereof was paid to the Company in cash.

(x)                                 “Subsidiary” means any Person of which 50% or more of the total combined voting power of all classes of stock (or other equity interests in the case of an entity other than a corporation) entitled to vote is owned, directly or indirectly, by the Company.

(y)                                 “Unit” means the Class B units of the Company.

(z)                                  “Unit Appreciation Right” means the right to receive a payment from the Company (in the same proportion of cash, securities or other property received by the Unit holders in connection with a Qualifying Transaction) equal to the product of (i) the excess, if any, of the Qualifying Transaction Price over the Base Amount, multiplied by (ii) the stated number of Units deemed covered by the Unit Appreciation Right, as more fully set forth in the Award Agreement.  If, in the event of a Qualifying Transaction, the Base Amount equals or exceeds the Qualifying Transaction Price, then the Unit Appreciation Right shall be cancelled for no consideration and the grantee thereof shall have no further rights in respect thereof.

(aa)                          “USHG” means Union Square Hospitality Group, LLC, a New York limited liability company.

Section 2.02                             Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular.

Article III

Eligibility; Participation

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.  The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other incentive plan of the Company or any Affiliate thereof.

Article IV

Administration

Section 4.01                             Power to Grant Unit Appreciation Rights.  The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Unit Appreciation Rights shall be granted and the terms and conditions of such Unit Appreciation Rights, including, but not limited to, the number of Units deemed covered by a Unit Appreciation Right, the time or times at which Unit Appreciation Rights shall be granted and the provisions of the instruments by which such Unit Appreciation Rights shall be evidenced.  The Committee may establish different terms and conditions for different Participants receiving Unit Appreciation Rights and for the same Participant for each Unit Appreciation Right such Participant may receive, whether or not granted at different times.

The grant of any Unit Appreciation Right to any Employee shall neither entitle such Employee to, nor disqualify that Employee from, the grant of any other Unit Appreciation Rights.

Section 4.02                             Administration.  The Committee shall be responsible for the administration of the Plan.  The Committee shall have discretionary authority, subject to the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company and its Affiliates, to interpret the Plan and Award Agreements and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and Award Agreement and to carry out the provisions and purposes thereof.  Any determination, interpretation or other action made or taken (including, but not limited to, any failure to make any determination or interpretation, or failure to make or take any other action) by the Committee pursuant to the provisions of the Plan and/or Award Agreements shall be final, binding and conclusive for all purposes and upon all Persons, and shall be given maximum deference in any proceeding with respect thereto.  The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

Section 4.03                             Section 409A.  It is intended that Unit Appreciation Rights be exempt from, or compliant with, section 409A of the Code, and the Plan and any Award Agreement shall be interpreted as such.  Notwithstanding anything contained herein or in an Award Agreement to the contrary, no condition of continued employment or service relating to the payment in respect of a Unit Appreciation Right may be waived if such waiver would result in a violation of section 409A of the Code (and any such waiver shall be deemed null and void).

Article V

Units Subject to Plan

Section 5.01                             Number.  Subject to Section 5.03, the number of Units deemed subject to Unit Appreciation Rights under the Plan may not exceed 31,303 Units.

Section 5.02                             Canceled, Terminated or Forfeited Unit Appreciation Rights.  Any Units deemed subject to a Unit Appreciation Right that for any reason expires or is canceled, terminated, forfeited, substituted for or otherwise settled without payment therefor shall again be available for award under the Plan.

Section 5.03                             Adjustments in Capitalization.  The number of Units deemed available with respect to Unit Appreciation Rights under Section 5.01, or deemed subject to outstanding Unit Appreciation Rights, and their respective Base Amounts, shall be adjusted by the Committee, in its sole discretion, if it shall deem (in its sole discretion) an adjustment to be necessary or appropriate to reflect any Capital Contribution, distribution in respect of Membership Interests or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of Membership Interests, liquidation, dissolution or other similar event to ensure that the rights of any Participant hereunder are neither enlarged or diminished.  To the extent deemed equitable and appropriate by the Committee, and subject to any required action by the Members, in any reorganization, amalgamation, arrangement, merger, consolidation, split-up, spin-off, combination, exchange of interests, liquidation, dissolution, winding up or other similar event, any Unit Appreciation Right shall pertain to the securities or other property to which a holder of the number of Units deemed covered by a Unit Appreciation Right would have been entitled to receive in connection with such event.  Notwithstanding anything contained herein to the contrary, in no event shall Participants be deemed to have anti-dilution or similar rights or protections with respect to any Unit Appreciation Rights.

Article VI

Unit Appreciation Rights

Section 6.01                             Grant of Unit Appreciation Rights.  Unit Appreciation Rights may be granted to Participants at such time or times as the Committee shall determine.  The date of grant of a Unit Appreciation Right will be the date on which the Committee awards the Unit Appreciation Right.  Each Unit Appreciation Right shall be evidenced by an Award Agreement, which shall specify the number of Units to which the Unit Appreciation Right is deemed to pertain, the Base Amount of the Unit Appreciation Right, the duration of the Unit Appreciation Right, the conditions upon which the Unit Appreciation Right or any portion thereof shall become vested, the terms and conditions of payment in respect of the Unit Appreciation Right, the treatment of the Unit Appreciation Right upon any termination of the Participant’s employment with the Company and its Subsidiaries and upon any Qualifying Transaction, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

Section 6.02                             Base Amount.  The Base Amount of a Unit Appreciation Right shall be determined by the Committee in its sole discretion (and may be based on the Fair Market Value of a Unit as determined pursuant to the Company’s most recent valuation).

Section 6.03                             Settlement.  Unit Appreciation Rights awarded to a Participant shall be settled only in accordance with the applicable Award Agreement; provided, however, that notwithstanding anything to the contrary contained in the Plan or any applicable Award Agreement, any Unit Appreciation Right that has not been settled as of the tenth anniversary of its grant date shall be immediately forfeited with no payment due the holder thereof.

Article VII

Effective Date, Amendment and Termination

The Plan shall be effective upon adoption by the Board, or such later date as the Board shall specify, and shall automatically expire on the tenth anniversary thereof (except as to outstanding Unit Appreciation Rights), unless sooner terminated pursuant to this Article VII.  The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan.  No termination, suspension, amendment or modification of the Plan shall (except in the case of an adjustment pursuant to Section 5.03) in any material manner adversely affect any Unit Appreciation Right previously granted under the Plan, without the consent of the Participant holding such Unit Appreciation Right; provided, however, that, without a Participant’s consent, the Board may, in its sole discretion, amend (such amendment to have the minimum economic effect necessary, as determined by the Board in its sole discretion) the Plan, any Unit Appreciation Right or any Award Agreement in such a manner as it deems necessary or appropriate to avoid having the Plan or any Unit Appreciation Right become subject to the penalty provisions of section 409A of the Code.  Member approval of any such termination, suspension, amendment or modification shall be obtained to the extent mandated by applicable law or the Operating Agreement, or if otherwise deemed appropriate by the Board.  In addition, and notwithstanding anything contained herein to the contrary, any amendment to the Operating Agreement that impacts Units, Unit Appreciation Rights or the Plan shall be deemed an amendment to the Plan and each Participant shall be deemed to have consented to such amendment.

Article VIII

General Provisions

Section 8.01                             Nontransferability of Unit Appreciation Rights.  No Unit Appreciation Right may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Section 8.02                             Beneficiary Designation.  Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime.  In the absence of any such designation, benefits outstanding that remain unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, if any, or otherwise to the Participant’s estate.

Section 8.03                             Tax Withholding.  The Company and any applicable Affiliate thereof shall have the power to withhold, or require a Participant to remit to the Company or such Affiliate promptly upon notification of the amount due, an amount determined by the Company or such Affiliate, in its discretion, to be sufficient to satisfy all U.S. federal, state, local and foreign withholding and employment tax requirements in respect of any Unit Appreciation Right, and the Company may (or may cause such Affiliate to) defer payment of cash until such requirements are satisfied.  The Committee may permit or require a Participant to satisfy such Participant’s tax withholding obligation hereunder in such other manner and subject to such conditions as the Committee shall determine.

Section 8.04                             Requirements of Law.  Unit Appreciation Rights shall be subject to all applicable laws, rules and regulations, and to such approvals as may be appropriate or required, as determined by the Committee.  Notwithstanding any other provision of the Plan, no Unit Appreciation Rights shall be granted or settled if such grant or settlement would result in a violation of applicable law, rules or regulations.  Neither the Company nor its Affiliates or its or their respective directors or officers shall have any obligation or liability to a Participant with respect to any Unit Appreciation Right for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of section 409A of the Code.

Section 8.05                             No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate thereof to terminate any Participant’s employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate thereof.  No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Unit Appreciation Rights.  In addition, if any Participant’s employment with the Company or any Affiliate thereof shall terminate for any reason, such Participant shall not be eligible for any compensation or remuneration with respect to such termination to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary contained in the Participant’s contract of employment, if any.

Section 8.06                             No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate thereof to establish other plans or to pay compensation to its employees in cash or property.

Section 8.07                             No Right to Particular Assets.  Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Affiliate thereof, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other Persons.  Any reserves that may be established by the Company or any Affiliate thereof in connection with the Plan shall continue to be held as part of the general funds of the Company or such Affiliate, and no individual or entity other than the Company or such Affiliate shall have any interest in such funds until paid to a Participant.  To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any Affiliate thereof pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Affiliate.

Section 8.08                             No Impact on Benefits.  Unit Appreciation Rights shall not be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.

Section 8.09                             No Rights as a Member.  Unit Appreciation Rights do not represent an actual equity interest in the Company, nor may they be exercised for Units.  No Participant shall have any voting or other rights as a Member in respect of his Unit Appreciation Rights.

Section 8.10                             Freedom of Action.  Subject to Article VII, nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any Affiliate thereof from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest, and no Participant, beneficiary or other Person shall have any claim against the Company or any Affiliate thereof as a result of any such action.

Section 8.11                             Governing Law.  The Plan and the Unit Appreciation Rights shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 8.12                             Severability.  In the event that any one or more of the provisions of the Plan or any Award Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected thereby.

Section 8.13                             Exculpation.  No member of the Committee nor any other officer or employee of the Company acting on behalf of the Company with respect to the Plan shall be directly or indirectly responsible or otherwise liable by reason of any action or default as a member of the Committee, or other officer or employee of the Company acting on behalf of the Company with respect to this Plan, or by reason of the exercise of or failure to exercise any power or discretion as such person deems appropriate, except for any action, default, exercise or failure to exercise resulting from such person’s gross negligence or willful misconduct.  No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives.

Section 8.14                             Indemnification.  Each individual who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company to the fullest extent permitted by the Operating Agreement against and from any loss, cost liability or expense (including any related lawyers’ fees and advances thereof) that may be imposed upon or reasonably incurred by such individual in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such individual may be made a party or in which such individual may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award Agreement and against and from any and all amounts paid by such individual in settlement thereof, with the Company’s approval, or paid by such individual in satisfaction of any judgment in any such action, suit or proceeding against such individual; provided, that such individual shall give the Company an opportunity, at its own expense, to handle and defend the same before such individual undertakes to handle and defend it on such individual’s own behalf.  The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such individuals may be entitled under the Operating Agreement, by contract, as a matter of law or otherwise.

Section 8.15                             Notices.  Each Participant shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of agreements.  Any notices required or permitted to be given shall be deemed given if addressed to the Participant at such address (or, if addressed to the Company, at the Company’s principal office) and sent by registered or certified mail, postage prepaid.  If any item mailed to any such address is returned as undeliverable to the addressee, mailing will be suspended until the intended recipient furnishes the proper address.

Section 8.16                             Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Committee, the Company and its Affiliates and the other parties with respect thereto.

Section 8.17                             Rights Cumulative; Waiver.  The rights and remedies of Participants and the Company under this Plan shall be cumulative and not exclusive of any rights or remedies that either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by any party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right.  The waiver by any Participant or the Board, the Committee or the Company of any provision of the Plan shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any such party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

Section 8.18                             Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

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